Exhibit 23.1

LBB & ASSOCIATES LTD., LLP
CERTIFIED PUBLIC ACCOUNTANTS

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 9, 2010, except for Note 7, as to which the date is November 16, 2010, in this Registration Statement on Form S-l/A Amendment No. 3 of Dimus Partners, Inc., for the registration of shares of its common stock. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

LBB & Associates Ltd., LLP
/s/ LBB & Associates, Ltd., LLP
Houston, Texas
February 21, 2011

10260 Westheimer Road, Suite 310    ●    Houston, TX 77042    ●    Tel: (713) 800-4343    ●    Fax: (713) 456-2408